UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2007

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island 02903

(Address of principal executive offices)

Registrant’s telephone number, including area code: (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 7, 2007, Textron, Inc., a Delaware corporation (“Textron”) and Marco Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Textron (“Merger Sub”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with United Industrial Corporation, a Delaware corporation (“UIC”).

The Merger Agreement provides that, on and subject to the terms and conditions of the Merger Agreement, (i) Merger Sub will commence a tender offer (the “Offer”), on or before October 16, 2007, to purchase all of the outstanding shares (the “Shares”) of UIC Common Stock, $1.00 par value (the “UIC Common Stock”), at a price of $81.00 per Share, net to the seller in cash without interest (the “Offer Price”), on the terms and subject to the conditions set forth in the Merger Agreement and (ii) following consummation of the Offer, Merger Sub will merge with and into UIC with UIC surviving as a wholly-owned subsidiary of Textron (the “Merger”).  In the Merger, each outstanding Share that is not tendered and accepted pursuant to the Offer (other than Shares held in the treasury of UIC or owned by Textron, Merger Sub, or any subsidiary of Textron or UIC immediately prior to the effective time of the Merger, and other than Shares as to which appraisal rights have been perfected in accordance with applicable law) will be cancelled and converted into the right to receive cash in an amount equal to the Offer Price, on the terms and subject to the conditions set forth in the Merger Agreement.  On the terms and subject to the conditions set forth in the Merger Agreement, any unexercised options to purchase UIC Common Stock outstanding immediately prior to the effective time of the Merger will (i) become fully vested on an accelerated basis immediately prior to the effective time of the Merger, and (ii) at the effective time of the Merger, automatically be cancelled in exchange for the right to receive a lump sum cash payment, less applicable withholding taxes, equal to the excess, if any, of the Offer Price over the per share exercise price of such option, multiplied by the number of shares of UIC Common Stock issuable upon exercise of such option.

Completion of the Offer is subject to various conditions, including that at least a majority of the shares of UIC Common Stock then outstanding on a fully diluted basis are tendered in the Offer. The Offer will expire at midnight, New York time, on the 20th business day following and including the commencement date, unless extended in accordance with the terms of the Offer and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”).  The consummation of the Offer is subject to certain other customary conditions, including the expiration or termination of the applicable Hart-Scott-Rodino waiting period, the obtaining of approval pursuant to German and Austrian antitrust and competition laws and the absence of any Material Adverse Effect (as defined in the Merger Agreement) with respect to UIC’s business. The Offer is not subject to a financing condition.

The closing of the Merger is subject to various additional conditions, including, if required under Delaware law, approval of the Merger Agreement by UIC stockholders.  The parties have agreed that if after the purchase of Shares pursuant to the Offer and any subsequent offering period, and after giving effect to any shares of UIC Common Stock purchased pursuant to the option described in the next paragraph, Merger Sub owns at least 90% of the outstanding Shares, then once the other conditions to completion of the Merger are satisfied or waived, Merger Sub will merge into UIC in a “short-form” merger pursuant to applicable provisions of Delaware law which will not require a vote of UIC’s stockholders.

In the Merger Agreement, UIC has granted to Merger Sub an option (the “Top Up Option”) to purchase, at a price per share equal to the Offer Price, a number of newly issued shares of UIC Common Stock equal to the lowest number of shares that, when added to the number of Shares owned, directly or indirectly, by Textron or Merger Sub at the time of exercise of the Top Up Option, constitutes one share more than 90% of the fully diluted shares of UIC Common Stock (after giving effect to the issuance of all shares subject to the Top Up Option).  Merger Sub may exercise the Top Up Option, in whole or in part, provided that upon exercise of the Top Up Option, Textron will directly or indirectly own one share more than 90% of the outstanding Shares (after giving effect to the issuance of shares of UIC Common Stock pursuant to exercise of the Top Up Option), at any time on or after the consummation of the Offer and prior to the earlier to occur of (i) the effective time of the Merger and (ii) the termination of the Merger Agreement in accordance with its terms.

UIC has made customary representations and warranties in the Merger Agreement, including, among others, representations and warranties as to organization of itself and its subsidiaries, authorization of the Merger Agreement, conflicts and consents, capitalization, SEC reports, absence of certain changes or events, title to properties, tax matters, government contracts and material contracts, litigation, insurance, intellectual property, compliance with laws and employee matters.  Textron and Merger Sub have also made customary representations, warranties and covenants in the Merger Agreement.

UIC has also agreed to certain pre-closing covenants in the Merger Agreement, including, among other things, covenants that UIC and each of its subsidiaries will, in all material respects, carry on its business in the ordinary and usual course consistent with past practice during the period between the date of the Merger Agreement and closing of the Merger, and that it will not engage in certain types of transactions without the consent of Textron during such period.  In addition, UIC has covenanted that neither it nor any of its subsidiaries, nor any of the officers, directors or employees of UIC or its subsidiaries, will solicit, initiate, induce, encourage or knowingly facilitate any inquiry with respect to, or the making, submission or announcement of, any proposal that constitutes or is reasonably likely to lead to an Acquisition Proposal (as defined in the Merger Agreement).

In addition, pursuant to the terms of the Merger Agreement, effective upon the purchase of Shares pursuant to the Offer, Textron will be entitled to designate a number of directors, rounded up to the next whole number, on UIC’s Board of Directors and Board committees equal to the product of (i) the total number of directors on UIC’s Board of Directors or Board committee, as applicable, and (ii) the percentage that the number of Shares beneficially owned by Textron and/or Merger Sub bears to the number of Shares then outstanding.

The Merger Agreement contains certain termination rights for both Textron and UIC and further provides that, upon termination of the Merger Agreement under specified circumstances, UIC may be required to pay Textron a termination fee of $33,000,000.

Textron and Merger Sub have also entered into a Tender and Support Agreement (the “Tender Agreement”) with certain stockholders of UIC, pursuant to which such stockholders have agreed,

upon the terms and subject to the conditions set forth therein, to tender the Shares held by them in the Offer and support actions necessary to consummate the Merger.

The foregoing summary of the Merger Agreement, the Tender Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement and the Tender Agreement attached as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

On October 8, 2007, Textron issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transaction described in this Current Report on Form 8-K, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The contractual representations and warranties made by the parties in the Merger Agreement may be subject to a standard of materiality different from what stockholders of Textron may view as material to their interests. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which Merger Sub may have the right not to consummate the Offer, or a party may have the right to terminate the Merger Agreement, if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts.  Investors in Textron’s securities are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

*****

The tender offer described herein has not yet been commenced. The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell securities of UIC.  At the time the tender offer is commenced, Textron and Merger Sub intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and UIC intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.  Textron, Merger Sub and UIC intend to mail these documents to the stockholders of UIC.  These documents will contain important information about the tender offer and stockholders of UIC are urged to read them carefully when they become available.  Stockholders of UIC will be able to obtain a free copy of these documents (when they become available) and other documents filed by UIC or Textron with the SEC at the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from Textron by contacting Textron at 40 Westminster Street, Providence, RI 02903, attention: Investor Relations, or from UIC by contacting UIC at P.O. Box 126, Hunt Valley, MD 21030, attention: Investor Relations.

Forward Looking Information

Certain statements in this report are forward-looking statements which includes all statements other than those made solely with respect to historical fact.  Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements, including the following:  (a) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (b) the inability to complete the transaction due to the failure to receive required regulatory or other approvals or to satisfy other conditions to the transaction; (c) the risk that the proposed transaction disrupts current plans and operations; (d) the risk that anticipated synergies and opportunities as a result of the transaction will not be realized; (e) difficulty or unanticipated expenses in connection with integrating UIC into Textron; (f) the risk that the acquisition does not perform as planned, including the risk that UIC will not achieve revenue projections; and (g) potential difficulties in employee retention following the closing of the transaction.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated October 7, 2007, by and among Textron Inc., Marco Acquisition Sub Inc. and United Industrial Corporation.
2.2	Tender and Support Agreement, dated as of October 7, 2007, by and among Textron, Inc., Marco Acquisition Sub Inc. and each of the individuals or entities listed on a signature page thereto.
99.1	Press Release issued by Textron Inc. on October 8, 2007 (incorporated by reference to Exhibit 99.1 of the Schedule TO-C filed by Textron Inc. with the SEC on October 9, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

Date: October 9, 2007

	By:	/s/ Arnold Friedman
Vice President and Deputy General Counsel